Exhibit 99.1

FAQ's – RentWay Support Center Only

August 30, 2006

Q: Can you provide any details on severance pay?

A: Yes. The plan is to pay displaced employees one week of severance pay for every year of service. There will be a minimum of two weeks pay, with 26 weeks maximum. It is our intent to communicate with each employee as soon as possible, and the specific terms will be explained the week of August 28. You might also be required to sign a Release.

Q: Will there be any retention bonus?

A: Yes. All Support Center employees will be notified individually when their severance is discussed with them. Again, we will make every effort to discuss this with each employee the week of August 28th. As stated previously, the retention bonus will be six weeks' pay.

Q: What are the eligibility requirements for severance pay and the retention bonus?

A: Eligibility for severance pay and the retention bonus are the same. You will be eligible for both severance pay and the retention bonus if you continue to work for a minimum of 90 days after the close. If Rent-A-Center releases you on an earlier date without cause (less than 90 days after the close) you will still receive severance pay and the retention bonus.

Example: Consider a hypothetical closing date of November 15, 2006. In this scenario, you must remain an employee until February 15, 2007 in order to be eligible for severance pay and the retention bonus. However, if Rent-A-Center were to release you before that date, you would receive both severance pay and the retention bonus. If you 1) leave employment before you've completed the 90 days after the close or 2) you are released by Rent-A-Center for cause, you will not be entitled to either severance pay or the retention bonus. Remember, we are also still required to continue to perform our jobs satisfactorily.

Q: Will I be asked to work beyond the 90 days after the close of the transaction?

A: It is possible that some number of employees will be asked to remain and assist with the transition. However, it depends on the progress of the transition and the need for you to continue performing your duties. We sincerely hope that you will make every effort to contribute to the success of the merger.

Q: Will the retention bonus (not severance) be paid to those employees who stay through the transition, are offered a position with Rent-A-Center and accept the offer?

A: Yes.

Q: If I am offered a job with Rent-A-Center and I do not accept it, will I still receive my severance pay and retention bonus?

A: Yes. Assuming you fulfill the eligibility requirements explained above, you would still receive the severance pay and retention bonus.

Q: What will happen to the RentWay stock that I own, or have options to buy? What about the RentWay stock in my 401(k)?

A: On or shortly after the close, all RentWay stock will be converted to cash. RentWay stock will then cease to exist. You should contact your broker about the specifics of your holdings. Any RentWay employee that has stock options to which they are entitled and that are less than the purchase price offered by Rent-A-Center will become immediately vested at the closing date. The price difference between the option price and the purchase price offered by Rent-A-Center will be made available to the option holder. We will communicate the date of such transaction to each employee involved. We will also advise you about what will occur with any RentWay stock held in the RentWay 401(k) Plan as soon as the details become known.

Q: Concerning RentWay's 401(k) Plan, will I need to repay my loan now, or when the merger is completed? Will the RentWay 401(k) transfer to Rent-A-Center's 401(k)?

A: Loan repayments will continue through payroll deduction as long as you remain an active employee. If there is a loan balance outstanding when you separate employment, you may elect to repay the balance to your account in a single lump sum payment. If you do not repay the loan at the time of your separation, the balance remaining will be considered a distribution from the plan and you must report this amount as taxable income on your personal tax return. If Rent-A-Center merges the RentWay 401(k) Plan with the Rent-A-Center 401(k) plan, presumably there would be a "blackout period" similar to when we converted the plan trustee from Putnam to Merrill Lynch. During a "blackout period" you temporarily will be unable to conduct transactions in the plan. Again, we will provide further details about loan repayments, etc as the merger between the two companies closes.

Q: How long will RentWay's benefits (medical, dental, etc) continue? Will there be a break in coverage?

A: Employees that continue working for Rent-A-Center after the close will not see a break in coverage. The specific plan you will be covered by depends on the integration process, time of actual close, etc. If your employment terminates, and you are currently enrolled in RentWay medical and dental benefits, that benefit coverage will continue through the end of the month following the month in which you separate employment.

Q: Can you explain how COBRA works and what the cost will be?

A: COBRA coverage will become available to you after this period (explained above), and proof of insurability is not required to choose continuation of coverage. A covered employee can elect single coverage or coverage for the entire family. A covered employee's spouse can elect single coverage or coverage for dependent family members. The amount of the COBRA premium payment is 102% of the monthly cost to the employer (100% of the premium plus 2% administration fee). The monthly premiums are listed on the following page:

BASIC Medical Plan - Monthly COBRA Premiums

Single - $ 219.21

Family - $ 649.94

BasicPlus Medical Plan - Monthly COBRA Premiums

Single - $ 237.88

Family - $ 705.82

Dental Plan - Monthly COBRA Premiums

Single - $ 16.51

Family - $ 43.97

Orthodontics $ 16.93

NOTE: Each covered family member may elect COBRA coverage individually. Employees who have coverage for themselves and one other family member can each elect the "Single" coverage. For example, if an employee currently carries insurance on themselves and their spouse under the "Family Plan," each can elect the COBRA coverage as "Single" coverage and pay the $219.21 monthly premium after employment terminates. The monthly COBRA for both totals $438.42 ($219.21 times two) versus the $649.94 family coverage.

Q: What about the employee purchase program?

A: Employee purchases through the payroll deduction process have ceased for the time being. This was done to help ease the transition and to eliminate any additional problems that could arise during the integration of the payroll systems. However, employees can still purchase merchandise with cash, check or credit card.

Q: What about 2007 vacation?

A: Rent-A-Center will recognize RentWay service for purposes of benefit eligibility and vesting. RentWay's vacation plan is on a calendar year basis and Rent-A-Center's is on an anniversary date basis. However, all employees that fulfill all of the requirements of the Separation Package will receive their 2007 vacation. Employees that accept a position with Rent-A- Center will have their vacation integrated with the Rent-A-Center program in 2007.

Q: How frequently does Rent-A-Center pay employees? How long will we continue on RentWay's payroll?

A: Rent-A-Center pays employees on a weekly basis. It is unknown at this time how long RentWay's payroll will continue. This depends on many factors relating to the closing date.

Q: Can Rent-A-Center provide two weeks' notice to each employee before their job is eliminated?

A: Rent-A-Center has said that they generally do provide two weeks' notice but cannot guarantee that this will happen in all cases. We are assured that everyone will be given as much notice as possible based on business needs and progress with the integration.

Q: Can you give us any more information on outplacement (when it will begin, what help we will receive)?

A: Please recognize that we need to continue to operate RentWay through a transition period of approximately 90 days after the merger closes. We also understand that you need to plan for the future. We are finalizing the outplacement details, but our plans are to offer outplacement assistance in Erie with counselors available to help with resume writing and reproduction, job search strategy and planning, and career counseling. We anticipate that we will be able to communicate the details within the next few weeks.

Q: Do you have any time frame as to when the merger will occur?

A: We still do not know a specific date, but we continue to anticipate the transaction to close sometime in the fourth quarter of calendar 2006.

Q: How will the company keep us informed? How can we get answers to our questions?

A: Continue to ask your department VP any questions you have. Also, you can submit any questions regarding the merger to "Submit Merger Questions" under "What's Hot" on the eOffice Home Page. We will provide as complete of an answer as possible on a timely basis. Please note, however, that we might not have answers to all of your questions at this time.

Note: You can also continue to reference the Human Resources page of eOffice for additional details on benefits, the Employee Assistance Program (EAP), etc.

IMPORTANT INFORMATION

In connection with the proposed merger, Rent-Way has filed a preliminary proxy statement and intends to file a final proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORT ANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. When available, Rent-Way will mail the final proxy statement and related materials to its shareholders. When filed with the SEC, the final proxy statement and related materials will be available for free (along with any other document and reports filed by Rent Way with the SEC) at the SEC's website, http://www.sec.gov , and at the Rent-Way's website, http://www.rentway.com.

Participant Information

Rent-Way and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rent-Way shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Rent-Way's 2006 annual meeting of shareholders filed with the SEC on January 31, 2006, and a Form lO-K filed by RentWay with the SEC on December 29,2005, both of which are available free of charge from the SEC and Rent-Way at their web sites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the final proxy statement concerning the proposed merger that will be filed by Rent-Way with the SEC and which will be available free of charge from the SEC and from RentWay at their websites, as indicated above.

In addition, Rent-A-Center and its officers and directors may be deemed to have participated in the solicitation of proxies from Rent-Way' s shareholders in favor of the approval of the acquisition. Information concerning Rent-A-Center's directors and executive officers is set forth in Rent-A-Center's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 31, 2006, and annual report on Form lO-K filed with the SEC on March l0, 2006. These documents are available free of charge at the SEC's website at www.sec.gov or by going to Rent-A-Center's Investors Relations website at www.rentacenter.com